                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

               Dated: February 14, 2003

                              WAM Acquisition GP, Inc.
                                  for itself and as general partner of
                                  LIBERTY WANGER ASSET MANAGEMENT, L.P.

                              By: /s/ Bruce H. Lauer
                                 -----------------------------------------------
                                      Bruce H. Lauer
                                      Senior Vice President and Secretary


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